Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-64102

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED SEPTEMBER 24, 2001




                              E*TRADE GROUP, INC.

           $325,000,000 6.75% Convertible Subordinated Notes Due 2008
                                      and
          Shares of Common Stock Issuable Upon Conversion of the Notes


     The information contained in the table appearing under the heading "Selling Securityholders" on pages 40-42 of the prospectus with respect to the selling securityholders named below is hereby amended as follows:

                                                                                                 Number of    Number of
                                                            Principal                            Shares of    Shares of   Percentage
                                                Principal   Amount of  Percentage    Number of     Common      Common     of Common
                                  Principal     Amount of     Notes     of Notes     Shares of     Stock        Stock       Stock
                                  Amount of       Notes       Owned       Owned       Common     Registered     Owned       Owned
                                   Notes       Registered     After       After       Stock       for Sale      After       After
Name of Selling                  Beneficially   for Sale    Offering    Offering   Beneficially    Hereby     Offering     Offering
Securityholder                      Owned         Hereby       (1)         (1)       Owned (2)     (1)(2)       (1)(2)    (1)(2)(3)
------------------------------   ------------  ----------   ---------  ----------  ------------  ----------   ---------   ----------
Marathon Asset Management, LLC     5,000,000    5,000,000          --          *       457,666     457,666           --            *
Other holders of notes or
future transferees, pledgees,
donees or successors of any
holders(4)                         4,355,000    4,355,000          --          *       398,627     398,627           --            *

     Investing in our notes and common stock involves risks. See "Risk Factors" included in the prospectus beginning on page 4 of the prospectus.

                        -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------





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          The date of this prospectus supplement is December 20, 2001